Exhibit 21

Subsidiaries

American Eagle Outfitters, Inc., a Delaware corporation, has the following wholly owned subsidiaries:

AE Holdings Co., a Delaware corporation
AEH Holding Company, a Delaware corporation
AE Distribution Co., a Delaware corporation*
AE Outfitters Retail Co., a Delaware corporation*
AE Corporate Services Co., a Delaware corporation*
AE First Co., a Delaware corporation*
AE Direct Co. LLC, a Delaware corporation*
AE Retail West LLC, a Delaware corporation*
AE FinCanada LP, a Canadian corporation*
AEO International Corp., a Delaware corporation*
AEO Management Co., a Delaware corporation*
Retail Commerce Company, a Nevada corporation*
Retail Royalty Company, a Nevada corporation*
Retail Licensing Company, a Nevada corporation*
Retail Distribution West LLC, a Delaware corporation*
Blue Star Imports, L.P., a Pennsylvania limited partnership*
BSI Imports Company, a Delaware corporation*
Blue Star Imports Ltd., a Delaware corporation*
Eagle Trading Company, a Mexican corporation*
No Agency Productions, LLC, a Delaware corporation*
No Agency Productions II, LLC, a Delaware corporation*
Bluenotes Limited, a Canadian corporation*
National Logistics Services, Inc., a Canadian corporation*
American Eagle Outfitters Canada, Inc., a Canadian corporation*
3049462 Nova Scotia ULC, a Canadian corporation*
3049463 Nova Scotia ULC, a Canadian corporation*

*denotes second, third or fourth tier subsidiary owned by American Eagle Outfitters, Inc.